Exhibit 23.1
CONSENT OF INDEPENDENT AUDITOR

Ranger Energy Services, Inc.
Houston, Texas

We consent to the incorporation by reference in the Registration Statements on Forms (File No. 333-220018, File No. 333-231818, File No. 333-265359, and File No. 333-287748) and on Form S-1 (File No. 333-264037) of Ranger Energy Services, Inc. of our report dated January 12, 2026, relating to the financial statements of American Well Intermediate Holdings, LLC as of and for the year ended December 31, 2024, which appear in this Form 8-K/A.

/s/ Weaver and Tidwell, L.L.P.
Midland, Texas
January 20, 2026